FOR IMMEDIATE RELEASE: WEDNESDAY, DECEMBER 4, 2002

CONTACT:          Thomas E. Gardner
                  Chairman and Treasurer
                  Access Solutions International, Inc.
                  401-854-0520

            ACCESS SOLUTIONS ADJOURNS SPECIAL MEETING OF STOCKHOLDERS
                   UNTIL DECEMBER 23, 2002, APPROVES DIVIDEND

EAST GREENWICH, RI. - Access Solutions International, Inc. (OTC EBB: ASIC) announced today that the Special Meeting of Stockholders on November 26, 2002 has been adjourned until December 23, 2002 at 10:00 a.m. local time at the offices of Edwards and Angel, LLP, 2800 Financial Plaza, Providence, Rhode Island. Adjournment was necessary in that a quorum of the stockholders was not present in person or by proxy. An outside firm has been hired to solicit stockholder participation.

The Company also announced that its Board of Directors has unanimously approved a $.28 per share dividend, intended to be treated as a return of capital, payable to stockholders of record on December 13, 2002. The Company strongly recommends that each shareholder consult with his, her or its tax consultant concerning tax treatment. The Company expects that the dividend will be paid on or about December 27, 2002.

NOTE: Any statements released by Access Solutions International, Inc. that are forward-looking are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include statements about the business and outlook of the company and estimates of liquidation proceeds. Forward-looking statements involve risks and uncertainties, which may affect the amount shareholders may receive upon liquidation. Access Solutions does not undertake any obligations to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. Further information regarding these and other risks is included in the company's filings with the Securities and Exchange Commission.

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